UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2008

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

With respect to the Senior Secured Credit Facility (the "Credit Facility") of The Shaw Group Inc., a Louisiana corporation (the "Company"), dated as of April 25, 2005, as amended, effective as of December 30, 2008, Merrill Lynch Capital Corporation ("Merrill Lynch") entered into a letter agreement (the "Letter Agreement") with the Company and BNP Paribas, as agent under the Credit Facility, whereby Merrill Lynch agreed that $45,000,000 of its total $60,000,000 Commitment under the Credit Facility would be extended for one year until April 25, 2011. Capitalized terms not defined herein have the meanings specified in the Credit Facility. A copy of the press release dated January 6, 2009, announcing this matter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Giving effect to the Letter Agreement by Merrill Lynch, the extended term of the Credit Facility from April 25, 2010 to April 25, 2011, is applicable to bank commitments under the Credit Facility totaling $874,000,000.

A copy of the Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Letter Agreement is qualified in its entirety by the terms and provisions of the Letter Agreement, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Letter Agreement dated as of December 30, 2008, among the Company, Merrill Lynch and BNP Paribas, as Agent.
99.1 Press Release dated January 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 6, 2009	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated as of December 30, 2008, among the Company, Merrill Lynch and BNP Paribas, as Agent.
99.1	Press Release dated January 6, 2009.